Exhibit 99.1

Shore Bancshares Announces the Reinstatement of its Stock Repurchase Program

EASTON, Md., September 1, 2020 /PR Newswire/-Shore Bancshares, Inc. (“the Company”) (NASDAQ:SHBI) announced today that its Board of Directors has reinstated its common stock repurchase program, which had been previously placed on hold by management due to the COVID-19 pandemic and the economic disruption that ensued. Under the repurchase program, management is authorized to repurchase up to $10.0 million, or approximately 5%, of the total outstanding shares of the Company’s common stock. As of August 31, 2020, the Company had purchased 278,700 of its common shares under the stock repurchase program. The Company has approximately $5.5 million remaining of the total authorized $10.0 million to repurchase additional shares of the Company’s common stock. As of August 31, 2020, the Company had 12,526,708 shares of common stock outstanding. The program may be limited or terminated at any time without prior notice. The program will expire on December 31, 2020.

Lloyd L. “Scott” Beatty, Jr., President and Chief Executive Officer stated, “We are pleased to resume our stock repurchase program as we continue to maintain strong capital levels, minimal credit losses and solid operating results. The recently completed $25.0 million subordinated notes offering only enhances the Company’s already strong capital position which provides for flexibility to repurchase shares while providing an insurance policy against potential future credit losses. The repurchase of the Company’s common stock will serve as an effective way to increase our franchise and long-term shareholder value.”

Under the stock repurchase program, shares of common stock may be repurchased by the Company from time to time in open market transactions or in privately negotiated transactions as permitted under applicable rules and regulations. Repurchases may be conducted, suspended, or terminated at any time without notice. The extent to which the Company repurchases its shares and the timing of such repurchases will depend upon market conditions and other considerations as may be considered in the Company’s sole discretion. Repurchases may also be made pursuant to a trading plan under Rule 10b5-1 under the Exchange Act, which would permit shares to be repurchased when the Company might otherwise be precluded from doing so because of self-imposed trading blackout periods or other regulatory restrictions.

Shore Bancshares Information

Shore Bancshares is a financial holding company headquartered in Easton, Maryland and is the largest independent bank holding company located on Maryland’s Eastern Shore. It is the parent company of Shore United Bank. Shore Bancshares engages in trust and wealth management services through Wye Financial Partners, a division of Shore United Bank.

Additional information is available at www.shorebancshares.com.

Forward-Looking Statements

The statements contained herein that are not historical facts are forward-looking statements (as defined by the Private Securities Litigation Reform Act of 1995) based on management’s current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. For a discussion of these risks and uncertainties, see the section of the periodic reports filed by Shore Bancshares, Inc. with the Securities and Exchange Commission entitled “Risk Factors”.

Contact: Edward Allen, Executive Vice President, Chief Financial Officer, 410-763-7800